EX-99.10(b)
                               CONSENT OF COUNSEL

          I hereby consent to the reference to my name under the caption "Legal Opinion" included in the Statement of Additional Information constituting part of this Post-Effective Amendment to the Registration Statement on Form N-1A for GIAC Funds, Inc. and to the filing of this consent as an exhibit to said Amendment.


                                    By /s/ Richard T. Potter, Jr.
                                       ---------------------------------
                                           Richard T. Potter, Jr.
                                                  Counsel


New York, New York
November 12, 1997